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                                   Exhibit 11

                  Opinion and Consent of Dorsey & Whitney LLP
                          (including consent of firm)
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                              DORSEY & WHITNEY LLP

       MINNEAPOLIS              PILLSBURY CENTER SOUTH            BRUSSELS
        NEW YORK                220 SOUTH SIXTH STREET           COSTA MESA
         SEATTLE           MINNEAPOLIS, MINNESOTA 55402-1498      BILLINGS
         DENVER                TELEPHONE: (612) 340-2600            FARGO
    WASHINGTON, D.C.              FAX: (612) 340-2868             HONG KONG
    NORTHERN VIRGINIA              www.dorseylaw.com             GREAT FALLS
       DES MOINES                                                 ROCHESTER
         LONDON                                                     TOKYO
        ANCHORAGE                                                 MISSOULA
     SALT LAKE CITY                                               VANCOUVER
                                                                   SHANGHAI
                                  June 1, 2001


First American Strategy Funds, Inc.
601 Second Avenue South
Minneapolis, Minnesota 55402

         Re:      Shares to be Registered on Registration Statement on Form N-14

Ladies and Gentlemen:

         We have acted as counsel to First American Strategy Funds, Inc., a Minnesota corporation (the "Company"), in connection with the Company's authorization and proposed issuance of shares of the Company's common stock, par value $0.01 per share, pursuant to an Agreement and Plan of Reorganization by and between the Company and Firstar Funds, Inc., a Wisconsin corporation ("Firstar"), the form of which is included in the Company's Registration Statement on Form N-14 which is being filed by the Company with the Securities and Exchange Commission contemporaneously herewith. Such Agreement and Plan of Reorganization, in the form so filed, is referred to herein as the "Agreement", and such Registration Statement on Form N-14, in the form so filed, is referred to herein as the "Registration Statement".

         The shares of the Company to be issued pursuant to the Agreement will be issued by a separate portfolio of the Company known as Strategy Global Growth Fund in exchange for substantially all of the assets of a separate portfolio of Firstar known as Global Equity Fund. The shares of common stock of the Company which are to be issued pursuant to the Agreement are designated in the Company's articles of incorporation as its Series E common stock and are referred to herein, including the class within such series as provided for in the Agreement, as the "Shares".

         In rendering the opinions hereinafter expressed, we have reviewed the corporate proceedings taken by the Company in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined certificates of public officials and such other documents as we have deemed necessary as a basis for such opinions. As to the various matters of fact material to such opinions, we have, when such facts were not
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independently established, relied to the extent we deem proper on certificates of public officials and of responsible officers of the Company. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals; that all signatures are genuine; that the Agreement will have been duly and validly executed and delivered on behalf of the Company and Firstar prior to the issuance of the Shares; and that the number of Shares issued pursuant to the Agreement will not exceed the number of shares of the applicable series and class authorized in the Company's articles of incorporation.

         Based on the foregoing, it is our opinion that:

         1. The Company is validly existing as a corporation in good standing under the laws of the State of Minnesota.

         2. The Shares, when issued and delivered by the Company pursuant to, and upon satisfaction of the conditions contained in, the Agreement, will be legally issued, fully paid and non-assessable.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the State of Minnesota. The foregoing opinions are not to be relied upon by any person other than the Company without our prior written authorization.

         We hereby consent to the filing of this opinion as Exhibit 11 to the Registration Statement.

                                                Very truly yours,

                                                /s/ Dorsey & Whitney LLP


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